EXHIBIT 10.33

NU SKIN ENTERPRISES, INC.
SECOND AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN
STOCK OPTION AGREEMENT
This Stock Option Agreement and Participant's grant details (the "Grant Summary"), which can be accessed on the Morgan Stanley StockPlan Connect Website at www.stockplanconnect.com or the website of any other stock plan administrator selected by the Company in the future, (collectively, this "Agreement") sets forth the terms and conditions of the Options granted to Participant under the Second Amended and Restated Nu Skin Enterprises, Inc. 2010 Omnibus Incentive Plan (the "Plan").  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, the capitalized terms in this Agreement shall have the same defined meaning assigned to them in the Plan.
1.   Grant of Options.
1.1 Grant of Options.  Effective as of the date of grant specified in the Grant Summary (the "Grant Date"), the Company grants to Participant Options to purchase up to the number of Shares specified in the Grant Summary. The Options are Nonqualified Stock Options. Options granted under this Agreement may not be exercised at any time until such Options are vested, as provided in Section 1.2.
1.2 Vesting of Options.  The Options shall vest in full on [Vesting Date], except as otherwise provided in this Agreement, including pursuant to Sections 1.3 and 4.
1.3 Term of Options.
(a) In the event Participant's Continuous Service (as defined below) is terminated for any reason prior to the full vesting of the Options, the Options granted hereunder shall terminate to the extent they are not vested as of the termination of Participant's Continuous Service, as determined in accordance with Section 9(f) below, and Participant shall not have any right to exercise such unvested Options.
(b) Subject to the provisions of the Plan and this Agreement, including Section 4 hereof, all Options granted hereunder that are vested but unexercised shall terminate on the earliest to occur of:
(1) the date on which Participant's Continuous Service is terminated because of a Forfeiture Event;
(2) three years after the termination of Participant's Continuous Service for any reason;
(3) the seventh anniversary of the Grant Date.
For purposes of this Agreement:
"Continuous Service" means that Participant's service with the Company or a Subsidiary, whether as an Employee, Director, or Consultant, is not interrupted or terminated.  Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Participant renders service to the Company or a Subsidiary as an Employee, Consultant, or Director, or a change in the entity for which Participant renders such service, provided that there is no interruption or termination of Participant's Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service.  Subject to the requirements of applicable law, the Committee, in its sole discretion, shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or a Subsidiary, including sick leave, military leave or any other personal leave.

1.4 Exercise of Options. Exercisable Options may be exercised as provided on the Morgan Stanley StockPlan Connect Website at www.stockplanconnect.com (or the website of any other stock plan administrator selected by the Company in the future) or by written notice of such exercise, in the form prescribed by the Committee, to the person designated by the Committee at the corporate offices of the Company. The notice shall specify the number of Options that are being exercised. Full payment of the Option Price as specified in the Grant Summary under "Grant Price" shall be made at the time of exercise in a manner set forth in the Plan, or in such other manner as may be approved by the Committee, consistent with the terms of the Plan, as it may be amended from time to time.
1.5 Stockholder Rights.  Unless and until Shares are issued by the Company upon exercise of the Options, Participant shall have none of the rights or privileges of a shareholder of the Company (including voting, dividend and liquidation rights) with respect to the Shares covered by the Options.
1.6 [Reserved].
2.   Securities Law Compliance.  Participant represents that Participant has received and carefully read a copy of the Prospectus for the Plan, together with the Company's most recent Annual Report to Stockholders.  Participant hereby acknowledges that Participant is aware of the risks associated with the Shares and that there can be no assurance the price of the Shares will not decrease in the future.  Participant hereby acknowledges no representations or statements have been made to Participant concerning the value or potential value of the Shares.  Participant acknowledges that Participant has relied only on information contained in the Prospectus and has received no representations, written or oral, from the Company or its employees, attorneys or agents, other than those contained in the Prospectus or this Agreement.  Participant acknowledges that the Company has made no representations or recommendations, and is not providing any tax, legal or financial advice, regarding Participant's participation in the Plan, or Participant's acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
3.   Transfer Restrictions.  Participant shall not transfer, assign, sell, encumber, pledge, grant a security interest in or otherwise dispose of the Options subject to this Agreement in any manner other than by the laws of descent or distribution, and shall be exercised, during the lifetime of Participant, only by Participant. Any such transfer, assignment, sale, encumbrance, pledge, security interest or disposition shall be void and shall result in the automatic termination of the Options and this Agreement.
4.   Forfeiture.  If at any time during Participant's Continuous Service or at any time during the 12-month period following termination of Participant's Continuous Service, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all Options granted hereunder shall terminate, and (b) Participant shall return to the Company for cancellation all Shares held by Participant plus pay the Company the amount of any proceeds received from the sale of any Shares to the extent such Shares were issued pursuant to Options granted under this Agreement that were exercised (i) during the 12-month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event.
"Forfeiture Event" means the following:
(a)	an act of fraud or intentional misrepresentation related to Participant's services;
(b)	disclosure or use of confidential information in a manner detrimental to the Company;

(c)	competing with the Company; or
(d)
any other willful misconduct by Participant that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Participant from liability hereunder.

5. Governing Plan Document.  This Agreement incorporates by reference all of the terms and conditions of the Plan, as presently existing and as hereafter amended.  Participant expressly acknowledges and agrees that the terms and provisions of this Agreement are subject in all respects to the provisions of the Plan.  Participant also expressly:
(a)
Acknowledges receipt of the Plan and represents that Participant is familiar with the provisions of the Plan, and that Participant enters into this Agreement subject to all of the provisions of the Plan;

(b)
Recognizes that the Committee has been granted complete authority to administer the Plan in its sole discretion, and agrees to accept all decisions related to the Plan and all interpretations of the Plan made by the Committee as final and conclusive upon Participant and upon all persons at any time claiming any interest through Participant in the Options or the Shares subject to this Agreement; and

(c)
Acknowledges and understands that the establishment of the Plan and the existence of this Agreement are not sufficient, in and of themselves, to exempt Participant from the requirements of Section 16(b) of the Exchange Act and any rules or regulations promulgated thereunder, and that Participant (to the extent Section 16(b) applies to Participant) shall not be exempt from such requirements pursuant to Rule 16b-3 unless and until Participant shall comply with all applicable requirements of Rule 16b-3, including without limitation, the possible requirement that Participant must not sell or otherwise dispose of any Shares acquired pursuant to Options unless and until a period of at least six months shall have elapsed between the date upon which such Options were granted to Participant and the date upon which Participant desires to sell or otherwise dispose of such Shares.

6. Representations and Warranties.  As a condition to the receipt of any Shares upon exercise of the Options, the Company may require Participant to make any representations and warranties to the Company that legal counsel to the Company may determine to be required or advisable under any applicable law or regulation, including without limitation, representations and warranties that the Shares are being acquired only for investment and without any present intention or view to sell or distribute any such Shares.
7. Compliance With Law and Regulations.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Options prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission ("SEC") or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Participant's consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

8. Responsibility for Taxes.  Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant's participation in the Plan and legally applicable to Participant or deemed by the Company in its discretion to be an appropriate charge to Participant even if legally applicable to the Company ("Tax-Related Items"), is and remains Participant's responsibility and may exceed the amount actually withheld by the Company.  Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including, but not limited to, the grant, vesting or exercise of the Options, the subsequent sale of any Shares acquired at exercise and the receipt of any dividends; and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Options to reduce or eliminate Participant's liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.
In this regard, Participant authorizes the Company, or the Company's agents, at the Company's discretion, to satisfy withholding obligations with respect to all Tax-Related Items by one or a combination of the following:
(a)
withholding from proceeds of the sale of Shares acquired upon exercise of the Options either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant's behalf pursuant to this authorization);

(b)	withholding from Participant's wages or other cash compensation paid to Participant by the Company; or
(c)	withholding in Shares to be issued upon exercise of the Options.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable withholding rates (up to the rate that will not cause an adverse accounting consequence or cost, including pursuant to ASC Topic 718, as applicable). If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Options, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Participant agrees to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of Participant's participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with Participant's obligations in connection with the Tax-Related Items.
9. Nature of Grant.  In accepting the Options, Participant acknowledges, understands and agrees that:
(a)	the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options even if Options have been granted in the past;

(c)
nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in the service of the Company as a member of the Board of Directors of the Company or in any other capacity;

(d)	all decisions with respect to future grants of Options or other grants, if any, will be at the sole discretion of the Company;
(e)	Participant's participation in the Plan is voluntary;
(f)
in the event of the termination of Participant's Continuous Service, and unless otherwise expressly provided in this Agreement or determined by the Company, Participant's right to vest in the Options under the Plan, if any, will terminate as of the date Participant's Continuous Service terminated, as determined by the Committee in its sole discretion; similarly, any right to exercise Options after termination of Participant's Continuous Service will be measured from the date Participant is no longer providing Continuous Service, as determined by the Committee in its sole discretion; and

(g)	if Participant is providing services outside the United States, the following additional provisions shall apply:
(1) Options and the Shares subject to Options, and the income and value of same, are not part of normal or expected compensation for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(2) Options and the Shares subject to Options, and the income and value of same, are not intended to replace any pension rights or compensation;
(3) Options are an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company;
(4) no claim or entitlement to compensation or damages shall arise from forfeiture of Options resulting from termination of Participant's Continuous Service (for any reason whatsoever, whether or not later found to be invalid), and in consideration of the grant of Options to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any of its Subsidiaries, waives his or her ability, if any, to bring any such claim, and releases the Company and its Subsidiaries from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and
(5) neither the Company nor its Subsidiaries shall be liable for any foreign exchange rate fluctuation between Participant's local currency and the United States Dollar that may affect the value of Options or of any amounts due to Participant pursuant to the exercise of Options or the subsequent sale of any Shares acquired upon exercise.
10. Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant's personal data, as described in this Agreement and any other Option grant materials by and among, as applicable, the Company and Subsidiaries for the exclusive purpose of implementing, administering and managing Participant's participation in the Plan.

Participant understands that the Company and Subsidiaries may hold certain personal information about Participant, including, but not limited to, Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, nationality, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor ("Data"), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data will be transferred to Morgan Stanley, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than Participant's country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data.  Participant authorizes the Company, Morgan Stanley and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Participant's participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon exercise of Options may be deposited.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.  Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant  does not consent, or if Participant later seeks to revoke his or her consent, his or her status or service with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant's consent is that the Company may not be able to grant Options or other equity awards to Participant or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant's ability to participate in the Plan.  For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company.
11.   Miscellaneous Provisions.
11.1 Notices.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the sender's local mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the latest address on file or at such other address as such party may designate by ten days advance written notice under this Section to all other parties to this Agreement.
11.2 Waiver.  The failure of the Company in any instance to exercise any rights under this Agreement, including the forfeiture rights under Section 4, shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Participant.  Participant acknowledges that no waiver by the Company of any breach of any provision of this Agreement shall operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant, whether of like or different nature.

11.3 Imposition of Other Requirements & Participant Undertaking.  The Company reserves the right to impose other requirements on Participant's participation in the Plan, on the Options and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons.  Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out the foregoing or one or more of the obligations or restrictions imposed on either Participant or the Shares pursuant to the provisions of this Agreement.
11.4 Entire Contract.  This Agreement and the Plan constitute the entire understanding and agreement of the parties with respect to the subject matter contained herein.  This Agreement is made pursuant to, and incorporates by reference, the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan.
11.5 Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
11.6 Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
11.7 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant's permitted assigns and the legal representatives, heirs and legatees of Participant's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.  Participant may not assign this Agreement other than by the laws of decent and distribution.
11.8 Severability.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
11.9 Governing Law and Choice of Venue.  The Options and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of Utah, United States, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this Agreement or this grant of Options, the parties hereby submit to and consent to the jurisdiction of the State of Utah, agree that such litigation shall be conducted in the courts of Utah County, Utah, or the federal courts of the United States for the District of Utah, where this grant is made and/or to be performed.
11.10             Appendix. Notwithstanding any provisions in this Agreement, the Options shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for Participant's country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.
11.11             Insider Trading Restrictions/Market Abuse Laws.  Depending on Participant's country of residence, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant's ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as Participant is considered to have "inside information" regarding the Company (as defined by the laws in Participant's country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  Participant is responsible for ensuring compliance with any applicable restrictions and should consult Participant's personal legal advisor on this matter.

11.12 [Reserved].
By electronically accepting this Agreement and participating in the Plan, Participant agrees to be bound by the terms and conditions in the Plan and this Agreement, including the Appendix.  Within six months of the Grant Date, if Participant has not electronically accepted this Agreement on Morgan Stanley's website, or the website of any other stock plan service provider appointed by the Company, and has not otherwise rejected the grant, then this grant shall automatically be deemed accepted, and Participant shall be bound by the terms and conditions in the Plan and this Agreement, including the Appendix.

APPENDIX

FOR PARTICIPANTS OUTSIDE THE U.S.
NU SKIN ENTERPRISES, INC.
SECOND AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN
 STOCK OPTION AGREEMENT
Unless otherwise defined herein, the capitalized terms in this Appendix shall have the same defined meaning assigned to them in the Plan and the Agreement.
This Appendix includes special country-specific terms and conditions that apply to Participants in the countries listed below. This Appendix is part of the Agreement.  This Appendix also includes information of which Participant should be aware with respect to his or her participation in the Plan.  For example, certain individual exchange control reporting requirements may apply upon exercise of the Options and/or sale of Shares.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2014 and is provided for informational purposes.  Such laws are often complex and change frequently, and results may be different based on the particular facts and circumstances. As a result, the Company strongly recommends that Participant does not rely on the information noted herein as the only source of information relating to the consequences of Participant's participation in the Plan because the information may be out of date at the time the Options vest or are exercised, or Participant sells Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to Participant's particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant's country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she currently is residing and/or providing services, transfers after the Options are granted to him or her, or is considered a resident of another country for local law purposes, the terms and conditions and/or notifications contained herein may not be applicable to him or her, and the Company shall, in its discretion, determine to what extent such terms and conditions contained herein shall apply to him or her.
CHINA
The following provisions apply only to Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange ("SAFE"), as determined by the Company in its sole discretion:
Term of Options.  This provision supplements Section 1.3 of the Agreement:
Notwithstanding anything to the contrary in Section 1.3 of the Agreement, in the event of Participant's termination of Continuous Service, Participant shall be permitted to exercise the option for the shorter of (a) the post-termination exercise period set forth in the Agreement and (b) six months (or such other period as may be required by SAFE) after the termination of Participant's Continuous Service.  At the end of the post-termination exercise period specified by SAFE, any unexercised portion of the Options shall immediately expire.
Exercise of Options. This provision supplements Section 1.4 of the Agreement:

A-1

The Options may be exercised only if and when the Company has completed the registration of the Plan with SAFE and provided such registration remains effective.  If the Company is unable to complete the registration or maintain the registration, Participant will not be permitted to exercise any Options.
Notwithstanding anything in Section 1.4 of the Agreement to the contrary, Participant agrees to pay the Option Price and any Tax-Related Items solely by means of a cashless sell-to-cover or cashless sell-all method of exercise.  To complete a cashless sell-to-cover or cashless sell-all exercise, Participant must provide irrevocable instructions to the broker to: (i) sell a portion or all of the Shares to be issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance (if any) in cash to Participant pursuant to the procedures described in the "Exchange Control Information" section below.  Participant acknowledges that Morgan Stanley or such other broker as may be selected by the Company in the future is under no obligation to arrange for the sale of the Shares at any particular price.  Shares issued to Participant upon exercise must be maintained in an account with Morgan Stanley or such other broker as may be designated by the Company until the Shares are sold through that broker.
Exchange Control Information.  Participant understands and agrees that, to facilitate compliance with exchange control requirements, Participant will be required to immediately repatriate to China the cash proceeds from the sale of the Shares acquired upon the exercise of the Options. Participant further understands that, under local law, such repatriation of the cash proceeds will be effectuated through a special exchange control account established by the Company or its Subsidiary in China, and Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan may be transferred to such special account prior to being delivered to Participant.  The Company may deliver the proceeds to Participant in U.S. dollars or local currency at the Company's discretion.  If the proceeds are paid in U.S. dollars, Participant understands that he or she will be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, there may be delays in delivering the proceeds to Participant.  Participant agrees to bear the risk of any currency fluctuation between the time the Shares are sold, either through voluntary sale or through a mandatory sale arranged by the Company, or proceeds are otherwise realized under the Plan and the time such proceeds are distributed to Participant through the special exchange control account.
Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
HONG KONG
Restriction on Sale of Shares.  Should any portion of the Options vest within six months of the Grant Date, Participant agrees that Participant will not dispose of the Shares acquired at exercise prior to the six-month anniversary of the Grant Date.
Securities Law Information.  Warning:  The Options and any Shares issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to selected Employees, Directors and Consultants of the Company or its Subsidiaries.  The Agreement, including this Appendix, the Plan and other grant documents have not been prepared in accordance with and are not intended to constitute a "prospectus" for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.  If Participant is in any doubt about any of the contents of the Agreement, including this Appendix, or the Plan, or any other grant documents, Participant should obtain independent professional advice.
A-2